Exhibit 1.01

Hologic, Inc.
Conflict Minerals Report

INTRODUCTION
This Conflict Minerals Report (CMR) of Hologic, Inc. (Hologic, our, we or the Company) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2014 to December 31, 2014 (the Reporting Period).

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which “Conflict Minerals” are necessary to the functionality or production of those products. The “Conflict Minerals” for the purposes of Rule 13p-1 are gold, columbite-tantalite (coltan), cassiterite, and wolframite (including their derivatives, tantalum, tin and tungsten, and the U.S. Secretary of State may designate other minerals in the future). The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo (the DRC), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In accordance with Securities and Exchange Commission (SEC) guidance, this CMR is not audited.

As required by Rule 13p-1, this CMR relates to products (the Covered Products): (i) for which Conflict Minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. As a result of our reasonable country of origin inquiry (RCOI) and the due diligence procedures described below, Hologic has identified certain components in its supply chain that contain necessary Conflict Minerals. These components are included in a number of the Company’s products manufactured at its manufacturing facilities.

RCOI
Hologic has conducted a good faith RCOI regarding the necessary Conflict Minerals used in its products. This good faith RCOI was designed to reasonably determine whether any of the necessary Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources. RCOI procedures included evaluating Hologic’s suppliers’ responses to the Electronic Industry Citizenship Coalition (EICC)/Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (the Template). Where applicable, the Company also inquired as to whether the supplier has a policy on Conflict Minerals and made follow-up inquiries with appropriate supplier personnel as necessary.

Design of Due Diligence
Based on the Company’s RCOI, the Company was also required to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products. The design of the due diligence measures described in this CMR is intended to comply in all material respects with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (collectively, the OECD Guidance). The OECD Guidance is an internationally recognized due diligence framework for identifying the source of Conflict Minerals, which includes the following steps:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter(s)/refiner(s) due diligence practices
Step 5: Report annually on supply chain due diligence

The OECD Guidance is written for the entire mineral supply chain and therefore Hologic's due diligence measures were tailored to include steps appropriate for "downstream" companies such as the Company.

Due Diligence Measures Performed
The Company’s supply chain is complex, and there are many third parties in the supply chain between Hologic’s suppliers and the original sources of any Conflict Minerals. The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are in Hologic’s products. Given this context, the Company undertook the following measures to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products for the Reporting Period:

i.	Hologic has established a management system to support its supply chain due diligence.

a.
Hologic has adopted an organizational structure and communication process that is intended to improve supply chain transparency. This system is meant to help Hologic obtain critical information regarding the supply chain of Conflict Minerals used in its products.

b.
Hologic has adopted a company policy regarding Conflict Minerals in its supply chain. This policy is publicly available at the Company’s website: http://investors.hologic.com/product_components_and_conflict.

c.
Hologic has assigned authority and responsibility to a multi-disciplinary team consisting of individuals from Accounting & Finance, Manufacturing, Procurement, Product Development, and IT (collectively, the Conflict Minerals Committee). The Conflict Minerals Committee receives periodic support from Hologic’s General Counsel and reports significant Conflict Minerals matters directly to the Chief Financial Officer.

d.
Hologic has distributed communications to its suppliers making them aware of Rule 13p-1 and Hologic’s related policies and apprising them of Hologic’s expectations regarding compliance with Rule 13p-1, Hologic’s related policies and any other requests that Hologic may send to them.

e.	Hologic maintains business records relating to Conflict Minerals due diligence in accordance with the Company's existing processes.

ii.	Hologic has taken steps to identify and assess risk in its supply chain.

a.
Hologic conducted a search for Conflict Minerals in its supply chain using its procurement and engineering systems. These systems contain bills-of-materials for Hologic products and an approved vendors list.

b.	Hologic engaged its immediate suppliers in an effort to identify the smelters/refiners of any Conflict Minerals in its supply chain during the Reporting Period.

c.	Hologic used the Template to assess its suppliers’ use, or lack thereof, of Conflict Minerals in the products and materials Hologic purchases.

d.
Hologic identified suppliers in its supply chain for the Reporting Period by reviewing the procurement and engineering systems and mapping the components in the bills-of-materials against the approved vendors list. Hologic sent the suppliers that were identified a copy of the Template (a Survey). Through April 2015, a significant amount of Surveys were returned. Several follow-up reminders were sent to suppliers who did not respond to the Survey. In certain instances, if the response was too general (i.e. declaration at company level instead of product level), Hologic conducted a further assessment of the composition of the suppliers’ product or materials in an effort to determine if the product or materials contained Conflict Minerals. Hologic also reviewed Survey responses from suppliers that supplied similar products and materials to evaluate the consistency and accuracy of responses.

iii.	Hologic has designed and implemented a strategy to respond to identified risks.

a.
Hologic’s Conflict Minerals Committee monitors internal accountability with respect to the implementation of the supply chain due diligence process and reports its findings of the supply chain risk assessment to upper level management.

b.
Hologic has designed and implemented a risk management plan that includes, but is not limited to, requests for suppliers to complete Surveys, and working to incorporate Conflict Minerals language into Hologic’s supplier contracts. If a supplier identifies that it has Conflict Minerals in the products or materials it supplies, Hologic engages that supplier in an effort to determine the locations of the smelter(s)/refiner(s) of those Conflict Minerals and seeks to obtain a copy of their Conflict Mineral policies.

c.
For certain Survey responses that identified smelters in Hologic's supply chain that are providing Conflict Minerals, Hologic reviewed the Conflict-Free Sourcing Initiative's (CFSI) Conflict Free Smelter Lists to determine if they are compliant with the CFSI's Conflict-Free Smelter Program.

iv.	Hologic has determined that reliance upon independent third-party audits of smelter/refiner due diligence practices by CFSI is appropriate.

a.
Hologic is a downstream company and is many steps removed from the smelters and refiners that produce the necessary Conflict Minerals contained in Hologic's products or components of Hologic's products. Hologic does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase Conflict Minerals from any of the Covered Countries. Accordingly, Hologic does not perform or direct audits of these entities' supply chains of Conflict Minerals. However, Hologic supports industry wide efforts and the development and implementation of independent third-party audits of smelters and refiners, such as the CFSI's Conflict-Free Smelter Program.

v.
Hologic complies with Step 5 of the OECD Guidance through the filing of this report (and the related Form SD) with the SEC and by making these materials publicly available on its website at www.hologic.com.

FINDINGS AND CONCLUSIONS
Based on the information that was provided by the suppliers that Hologic surveyed and otherwise obtained through the due diligence process, described above, Hologic believes that, to the extent reasonably determinable by Hologic, the facilities that were used to process the Conflict Minerals contained in the Covered Products included 276 facilities that were listed in the Template as "known smelters or refineries," or in the United States Department of Commerce's global list of "all known conflict mineral processing facilities worldwide" (collectively, "Known Smelters or Refineries"). Of these 276 Known Smelters or Refineries, 96 received a "conflict free" designation from an independent third party audit program as of April 30, 2015.
Based on these due diligence efforts, Hologic does not have sufficient information to determine all the facilities used to process necessary Conflict Minerals or to determine the mines or countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. Hologic continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.
Hologic believes that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below. This table includes only facilities that are Known Smelters or Refineries.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Advanced Chemical Company	CHINA	CID001056
Gold	Alpha	JAPAN	CID001875
Gold	AngloGold Ashanti Córrego do Sítio Minerção	JAPAN	CID000401
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Aurubis AG	GERMANY	CID000113
Gold	Boliden AB	INDIA	CID002509
Gold	C. Hafner GmbH + Co. KG	CHINA	CID001622
Gold	Caridad	SINGAPORE	CID001152
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	KOREA, REPUBLIC OF	CID000988
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China National Gold Group Corporation	CHINA	CID000855
Gold	China Rare Metal Materials Company	CHINA	CID000197
Gold	Chugai Mining	JAPAN	CID000090
Gold	Colt Refining	JAPAN	CID000425
Gold	CV Gita Pesona	RUSSIAN FEDERATION	CID000927
Gold	D Block Metals, LLC	THAILAND	CID002314
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID001955
Gold	Doduco	CHINA	CID000767

Gold	Dowa	JAPAN	CID001325
Gold	Eco-System Recycling Co., Ltd.	UNITED STATES	CID001754
Gold	EM Vinto	JAPAN	CID002129
Gold	Fenix Metals	RUSSIAN FEDERATION	CID000493
Gold	Gejiu Kai Meng Industry and Trade LLC	TURKEY	CID000103
Gold	H.C. Starck Co., Ltd.	ZIMBABWE	CID002515
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000801
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	GERMANY	CID000141
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	TAIWAN	CID002516
Gold	Jiangxi Gan Bei Tungsten Co., Ltd.	UNITED STATES	CID001546
Gold	Jiujiang Tanbre Co., Ltd.	UNITED STATES	CID001113
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	JSC Uralelectromed	CHINA	CID001736
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc Ltd	UZBEKISTAN	CID001236
Gold	KEMET Blue Metals	CHINA	CID001909
Gold	Kennametal Fallon	KOREA, REPUBLIC OF	CID000328
Gold	Kennametal Huntsville	CHINA	CID001058
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID002510
Gold	King-Tan Tantalum Industry Ltd	SWITZERLAND	CID000189
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID001562
Gold	Kyrgyzaltyn JSC	TURKEY	CID001220
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	GERMANY	CID000176
Gold	Linwu Xianggui Smelter Co	NETHERLANDS	CID001573
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID000671
Gold	Magnu's Minerais Metais e Ligas LTDA	UNITED STATES	CID001322
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Melt Metais e Ligas S/A	UNITED STATES	CID000288
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Met-Mex Peñoles, S.A.	INDONESIA	CID001397
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001756
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	SAUDI ARABIA	CID001032
Gold	Nihon Material Co. LTD	JAPAN	CID001259
Gold	Novosibirsk Integrated Tin Works	SWITZERLAND	CID001498
Gold	O.M. Manufacturing (Thailand) Co., Ltd.	CHINA	CID002312

Gold	Ohio Precious Metals, LLC	UNITED STATES	CID000969
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	UNITED STATES	CID000015
Gold	OJSC Kolyma Refinery	MEXICO	CID001161
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001093
Gold	Prioksky Plant of Non-Ferrous Metals	KYRGYZSTAN	CID001029
Gold	PT Aneka Tambang (Persero) Tbk	KOREA, REPUBLIC OF	CID000778
Gold	PT ATD Makmur Mandiri Jaya	CHINA	CID000522
Gold	PT Babel Inti Perkasa	KAZAKHSTAN	CID000957
Gold	PT Babel Surya Alam Lestari	CHINA	CID002243
Gold	PT Bangka Putra Karya	JAPAN	CID000019
Gold	PT Bukit Timah	JAPAN	CID001193
Gold	PT Donna Kembara Jaya	POLAND	CID002511
Gold	PT Prima Timah Utama	JAPAN	CID000823
Gold	PT Supra Sukses Trinusa	CHINA	CID001947
Gold	PT Tommy Utama	PHILIPPINES	CID000128
Gold	PX Précinox SA	RUSSIAN FEDERATION	CID001204
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Samduck Precious Metals	MEXICO	CID000180
Gold	Sanher Tungsten Vietnam Co., Ltd.	GERMANY	CID000035
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001362
Gold	Sichuan Tianze Precious Metals Co., Ltd	RUSSIAN FEDERATION	CID001326
Gold	Smelter not yet identified	RUSSIAN FEDERATION	CID000028
Gold	So Accurate Group, Inc.	CHINA	CID000343
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001328
Gold	Soft Metais, Ltda.	RUSSIAN FEDERATION	CID000929
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tejing (Vietnam) Tungsten Co., Ltd.	RUSSIAN FEDERATION	CID001386
Gold	The Great Wall Gold and Silver Refinery of China	JAPAN	CID002100
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Tongling nonferrous Metals Group Co.,Ltd	GERMANY	CID000362
Gold	Torecom	KOREA, REPUBLIC OF	CID000359
Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Vietnam Youngsun Tungsten Industry Co., Ltd	CHINA	CID002224
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID000058
Gold	Wolfram Bergbau und Hütten AG	JAPAN	CID000264
Gold	Wolfram Company CJSC	SWEDEN	CID000157
Gold	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	UZBEKISTAN	CID000041
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CHINA	CID000242

Gold	Yokohama Metal Co Ltd	KOREA, REPUBLIC OF	CID001555
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID001916
Tantalum	China Tin Group Co., Ltd.	UNITED STATES	CID002548
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	CV Venus Inti Perkasa	JAPAN	CID002558
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Fidelity Printers and Refiners Ltd.	RWANDA	CID002507
Tantalum	Ganzhou Seadragon W & Mo Co., Ltd.	GERMANY	CID002550
Tantalum	Ganzhou Yatai Tungsten Co., Ltd.	UNITED STATES	CID002557
Tantalum	Guangdong Jinding Gold Limited	CHINA	CID001634
Tantalum	H.C. Starck GmbH Laufenburg	CHINA	CID002512
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	Hunan Chenzhou Mining Group Co., Ltd.	MEXICO	CID002539
Tantalum	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	GERMANY	CID002546
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA	CID002508
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	INDIA	CID001163
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	KGHM Polska Miedź Spółka Akcyjna	AUSTRIA	CID002540
Tantalum	L' azurde Company For Jewelry	CHINA	CID000973
Tantalum	Lingbao Gold Company Limited	CHINA	CID000211
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Malipo Haiyu Tungsten Co., Ltd.	ESTONIA	CID001200
Tantalum	Materion	CHINA	CID001277
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001869
Tantalum	MMTC-PAMP India Pvt. Ltd	UNITED STATES	CID002504
Tantalum	Molycorp Silmet A.S.	CHINA	CID001522
Tantalum	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CHINA	CID002501
Tantalum	O.M. Manufacturing Philippines, Inc.	JAPAN	CID002549
Tantalum	Ohura Precious Metal Industry Co., Ltd	BRAZIL	CID001175
Tantalum	Plansee SE Liezen	GERMANY	CID002547
Tantalum	PT Rajwa International	THAILAND	CID002544
Tantalum	PT Singkep Times Utama	GERMANY	CID002545
Tantalum	PT Tirus Putra Mandiri	AUSTRIA	CID002556
Tantalum	PT Wahana Parkit Jaya	CHINA	CID002505
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Singway Technology Co., Ltd.	CHINA	CID002506
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Tanaka Kikinzoku Kogyo K.K.	CHINA	CID000917
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Thaisarco	CHINA	CID000616
Tantalum	Ulba	KAZAKHSTAN	CID001969
Tantalum	Umicore Precious Metals Thailand	CHINA	CID002307

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002492
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tin	A.L.M.T. Corp.	INDONESIA	CID001421
Tin	Aida Chemical Industries Co. Ltd.	INDONESIA	CID001399
Tin	Aktyubinsk	INDONESIA	CID002478
Tin	Asaka Riken Co Ltd	INDONESIA	CID001393
Tin	Asia Tungsten Products Vietnam Ltd.	INDONESIA	CID002479
Tin	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	POLAND	CID000468
Tin	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CHINA	CID002158
Tin	Bauer Walser AG	BOLIVIA	CID000438
Tin	Changsha South Tantalum Niobium Co., Ltd.	INDONESIA	CID001476
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000760
Tin	Cooper Santa	INDONESIA	CID001466
Tin	CV JusTindo	INDONESIA	CID000308
Tin	CV Makmur Jaya	INDONESIA	CID001458
Tin	CV Nurjanah	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dayu Weiliang Tungsten Co., Ltd.	INDONESIA	CID001471
Tin	Do Sung Corporation	CHINA	CID001063
Tin	Estanho de Rondônia S.A.	PHILIPPINES	CID002517
Tin	FSE Novosibirsk Refinery	INDONESIA	CID001448
Tin	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000244
Tin	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zi-Li	INDONESIA	CID001493
Tin	Global Advanced Metals Boyertown	INDONESIA	CID002503
Tin	Guangdong Xianglu Tungsten Co., Ltd.	THAILAND	CID001314
Tin	Guangdong Zhiyuan New Material Co., Ltd.	BRAZIL	CID002468
Tin	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	INDONESIA	CID002476
Tin	H.C. Starck Hermsdorf GmbH	INDONESIA	CID002287
Tin	H.C. Starck Ltd.	BRAZIL	CID002500
Tin	Hengyang King Xing Lifeng New Materials Co., Ltd.	BRAZIL	CID002036
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000942
Tin	Japan New Metals Co., Ltd.	INDONESIA	CID001490
Tin	Jiangxi Copper Company Limited	INDONESIA	CID001463
Tin	Jiangxi Nanshan	INDONESIA	CID000306
Tin	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	BELGIUM	CID001143
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallo Chimique	INDONESIA	CID001438
Tin	Metalor Technologies (Singapore) Pte. Ltd.	CHINA	CID001070
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Navoi Mining and Metallurgical Combinat	INDONESIA	CID000309
Tin	Ningxia Orient Tantalum Industry Co., Ltd.	INDONESIA	CID001482
Tin	OMSA	BOLIVIA	CID001337
Tin	Plansee SE Reutte	INDONESIA	CID002473
Tin	PT Alam Lestari Kencana	INDONESIA	CID001402

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001406
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001453
Tin	PT BilliTin Makmur Lestari	RUSSIAN FEDERATION	CID001305
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001449
Tin	PT Karimun Mining	CHINA	CID000864
Tin	PT Koba Tin	INDONESIA	CID001442
Tin	PT Mitra Stania Prima	INDONESIA	CID001445
Tin	PT Panca Mega Persada	INDONESIA	CID002530
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001494
Tin	PT Seirama Tin investment	CHINA	CID000555
Tin	PT Stanindo Inti Perkasa	JAPAN	CID001191
Tin	PT Sumber Jaya Indah	INDONESIA	CID001486
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001428
Tin	PT Tinindo Inter Nusa	TAIWAN	CID001539
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001424
Tin	PT.HANJAYA PERKASA METALS	INDONESIA	CID001457
Tin	Republic Metals Corporation	UNITED STATES	CID000292
Tin	RFH Tantalum Smeltry Co., Ltd	THAILAND	CID001898
Tin	Sabin Metal Corp.	INDONESIA	CID001412
Tin	SAMWON METALS Corp.	CHINA	CID000278
Tin	Schone Edelmetaal	BRAZIL	CID000295
Tin	Shanghai Jiangxi Metals Co. Ltd	BRAZIL	CID000448
Tin	The Refinery of Shandong Gold Mining Co. Ltd	JAPAN	CID000402
Tin	Xiamen Tungsten (H.C.) Co., Ltd.	INDONESIA	CID001468
Tin	Yunnan Copper Industry Co Ltd	BRAZIL	CID001758
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tin	Zijin Mining Group Co. Ltd	INDONESIA	CID000307
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	PT Rajwa International	INDONESIA	CID002475
Tungsten	Allgemeine Gold-und Silberscheideanstalt A.G.	CHINA	CID002536
Tungsten	Almalyk Mining and Metallurgical Complex (AMMC)	CHINA	CID002321
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002493
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	AUSTRIA	CID002044
Tungsten	CV Serumpun Sebalai	RUSSIAN FEDERATION	CID002047
Tungsten	Daye Non-Ferrous Metals Mining Ltd.	VIETNAM	CID002011
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	VIETNAM	CID002543
Tungsten	FIR Metals & Resource., Ltd.	VIETNAM	CID002538
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID002313
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID000766
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002319
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000345
Tungsten	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID002320
Tungsten	Global Advanced Metals Aizu	CHINA	CID002535

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	H.C. Starck GmbH	VIETNAM	CID001889
Tungsten	H.C. Starck GmbH Goslar	CHINA	CID002513
Tungsten	H.C. Starck Inc.	JAPAN	CID000825
Tungsten	H.C. Starck Smelting GmbH & Co.KG	VIETNAM	CID002502
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hwasung CJ Co. Ltd	UNITED STATES	CID000966
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	UNITED STATES	CID000105
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Metallurgical Products India (Pvt.) Ltd.	CHINA	CID002315
Tungsten	Phoenix Metal Ltd	CHINA	CID002518
Tungsten	PT Fang Di MulTindo	CHINA	CID000868
Tungsten	PT HP Metals Indonesia	CHINA	CID000499
Tungsten	PT Inti Stania Prima	CHINA	CID002317
Tungsten	PT Pelat Timah Nusantara Tbk	CHINA	CID000258
Tungsten	Rui Da Hung	GERMANY	CID002541
Tungsten	Taki Chemicals	CHINA	CID000875
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	XinXing HaoRong Electronic Material CO.,LTD	CHINA	CID002531
Tungsten	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	JAPAN	CID000004
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Ganzhou Seadragon W&Mo Co., Ltd.,	CHINA	CID002494

RISK MITIGATION
The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s supply chain benefit armed groups in the Covered Countries: (i) encouraging suppliers to implement responsible sourcing; (ii) reviewing "conflict free" smelter lists from independent "conflict free" smelter validation programs; (iii) contacting our suppliers to request that they obtain conflict minerals through a supply chain that ultimately starts with smelters or refiners that have received a "conflict free" designation from an independent "conflict free" smelter validation program; and (iv) continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain.

Hologic has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Hologic's Product Components and Conflict Minerals Policy, may affect Hologic's future determinations under Rule 13p-1.
Website addresses are included in this report for reference only. Any information contained on Hologic's website is not incorporated by reference into this report.